Exhibit 99.2
Valeant Pharmaceuticals International
Supplemental Sales Information by Quarter
For Nine Months Ended September 30, 2005
(in thousands)

	2005
	First Quarter	Ssecond Quarter	Third Quarter	Nine Months Ended September 30, 2005
Dermatology
Efudix/Efudex (G) (P)	$19,277	$12,230	$14,365	$45,872
Kinerase (G) (P)	4,435	5,821	5,921	16,177
Oxsoralen — Ultra (G) (P)	2,968	4,127	449	7,544
Dermatix (G) (P)	1,896	2,566	2,249	6,711
Other Dermatology	10,178	10,162	14,203	34,543

Infectious Disease
Virazole (G) (P)	4,195	4,039	2,939	11,173
Other Infectious Disease	5,852	4,245	4,952	15,049

Neurology
Diastat (P)	5,177	14,292	17,525	36,994
Mestinon (G)(P)	9,860	10,434	12,206	32,500
Librax (P)	4,081	1,669	4,042	9,792
Migranal (P)	774	4,130	3,744	8,648
Dalmane/Dalmadorm (P)	2,643	3,328	2,597	8,568
Cesamet (P)	2,055	1,919	2,919	6,893
Limbitrol (P)	1,294	1,624	1,430	4,348
Tasmar (G) (P)	939	1,533	1,438	3,910
Other Neurology	10,567	15,525	10,958	37,050

Other Therapeutic Classes
Bedoyecta (P)	9,244	10,976	14,549	34,769
Solcoseryl	4,196	3,909	5,837	13,942
Nyal (P)	2,474	5,366	4,191	12,031
Bisocard (P)	2,656	3,363	3,284	9,303
Calcitonin (P)	2,586	2,733	1,835	7,154
Espaven (P)	1,562	1,509	2,324	5,395
Aclotin (P)	1,520	1,370	1,379	4,269
Espacil (P)	1,083	1,007	1,909	3,999
Other Therapeutic Products	50,290	52,950	45,760	149,001

Total Product Sales	$161,803	$180,828	$183,005	$525,635

Total Global Product Sales	$43,570	$40,750	$39,567	$123,887

Total Promoted Product Sales	$80,719	$94,036	$101,295	$276,051

(G)	Indicates global brands, which are products promoted by the Company and which the Company believes have the potential for penetration in multiple markets.

(P)	Promoted products — Promoted products represent our global products plus regional promoted products with annual sales greater than $5 million.